BOYAR VALUE FUND, INC.

AMENDMENT No. 1 TO

EXPENSE LIMITATION AGREEMENT (THIRD AMENDED AND RESTATED)

THIS AMENDMENT NO. 1 TO EXPENSE LIMITATION AGREEMENT (THIRD AMENDED AND RESTATED) (this “Amendment”) is entered into as of April 26, 2021, by and between Boyar Asset Management, Inc. (the “Adviser”), Northern Lights Distributors, LLC (the “Distributor”), and Boyar Value Fund, Inc. (the “Fund”).

WHEREAS, each of the Fund, the Distributor, and the Adviser is a party to the Expense Limitation Agreement (Third Amended and Restated) dated effective as of March 5, 2020 (the “Agreement”);

WHEREAS, each of the Fund, the Distributor, and the Adviser desires to extend the initial term of the Agreement to May 1, 2022; and

WHEREAS, each of the Fund, the Distributor and the Adviser desires to amend the Agreement to reflect the extension of the initial term of the Agreement to May 1, 2022;

NOW, THEREFORE, the parties hereby agree as follows:

1.       Capitalized Terms. Capitalized terms used but not otherwise defined in this Amendment will have the meanings ascribed thereto in the Agreement.

2.       Amendment of Section 2. The first sentence of Section 2 of the Agreement is hereby amended by replacing “March 31, 2021” with “May 1, 2022”.

3.       Agreement in Effect. Except to the extent amended hereby, the Agreement shall remain in full force and effect; provided, however, that any conflict between the terms of the Agreement and this Amendment will be resolved in favor of this Amendment.

4.       Governing Law. This Amendment will be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by a duly authorized officer as of the day and year first above-written.

ADVISER:

BOYAR ASSET MANAGEMENT, INC.

By:

Name: Jonathan Boyar

Title: Principal

DISTRIBUTOR:

NORTHERN LIGHTS DISTRIBUTORS, LLC

By:

Name: Kevin Guerette

Title: President

FUND:

BOYAR VALUE FUND, INC.

By:

Name: Sam Singh

Title: President

Signature page to Amendment No. 1 to Expense Limitation Agreement (Third Amended and Restated) of Boyar Value Fund, Inc.